Exhibit 99.1
[LOGO]

FOR IMMEDIATE RELEASE	For More Information, contact:
March 23, 2006	Jim Drewitz, Investor Relations
972-355-6070
NATURAL GAS SERVICES GROUP ANNOUNCES
THE APPOINTMENT OF ALAN A. BAKER TO THE BOARD OF DIRECTORS
MIDLAND, Texas, March 23, 2006 — Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of equipment and services to the natural gas industry, announces that Alan A. Baker has been appointed to its Board of Directors. Mr. Baker will occupy the seat previously held by Wallace Sparkman, retired Chairman, and will stand for election by the company’s shareholders at the company’s next annual meeting.

Mr. Baker presently serves as a consultant to Halliburton Company and previously served as President, Chairman and Chief Executive Officer of Halliburton Company’s Energy Services Group, Houston, Texas from 1991 until his retirement in 1995.

Mr. Baker joined Halliburton Services in 1954 after graduating with a degree in petroleum engineering from Marietta College in Ohio. Mr. Baker has served Halliburton Services as Senior Vice President for U.S. Operations, Senior Vice President for International Operations and as President of the Vann Systems Division of Halliburton Company. Mr. Baker also served as a member of Halliburton’s executive committee.

He has served on the Boards of Noble Affiliates, Natural Gas and Oil, Crestar Energy of Canada and the Mid-Continent Oil and Gas Association. He is Trustee Emeritus of Marietta College and is a registered professional engineer in Oklahoma, Kansas, Ohio, West Virginia and Pennsylvania.

Steve Taylor, Chairman, President and CEO of Natural Gas Services Group, Inc. said, “We are very fortunate to have someone of Al’s knowledge and background joining our Board. His thorough understanding of the energy business and service company operations, coupled with his extensive experience with an industry leading company, will greatly benefit NGS. He is an excellent complement to our Board and we look forward to the contributions and guidance he will provide as we continue to grow and expand.”

Members of the Company’s current Board of Directors are Richard L. Yadon, William F. Hughes, Jr., Charles G. Curtis, Gene A. Strasheim, Paul D. Hensley and Stephen C. Taylor.

About Natural Gas Services Group, Inc.
     NGS is a leading provider of small to medium horsepower compression equipment to the natural gas industry with a primary focus on the non-conventional gas industry, i.e., coalbed methane, gas shales and tight gas. The Company manufactures, fabricates and rents natural gas compressors that enhance the production of natural gas wells and provides maintenance services for those compressors. In addition, the Company sells custom fabricated natural gas compressors to meet customer specifications dictated by well pressures, production characteristics and particular applications. The Company also manufactures and sells flare systems for gas plant and production facilities. NGS is headquartered in Midland, Texas with manufacturing facilities located in Tulsa, Oklahoma, Lewiston, Michigan and Midland, Texas and service facilities located in major gas producing basins in the U.S.

For More Information, Contact:	Jim Drewitz, Investor Relations

972-355-6070
jdrewitz@comcast.net

Or visit the Company’s website at www.ngsgi.com
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS’s actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS’s products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.

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